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                                                                  EXHIBIT 10.25


                      CAPSTAR BROADCASTING PARTNERS, INC.
                        600 CONGRESS AVENUE, SUITE 1400
                              AUSTIN, TEXAS 78701


                               February 20, 1997


Mr. David J. Benjamin, III
Community Pacific Broadcasting
2511 Garden Road, Suite A-104
Monterey, CA  93940

         Re:     MANDATORY BUYBACK AGREEMENT

Dear Mr. Benjamin:

         This letter will confirm the understanding that David J. Benjamin, III and Capstar Broadcasting Partners, Inc., a Delaware corporation ("Capstar"), have reached with respect to the purchase by Benjamin and the sale by Capstar of 363,636 shares of Class A Common Stock, par value $0.01 per share (the "Acquired Stock"), of Capstar pursuant to that certain Subscription Agreement For Capstar Broadcasting Partners, Inc. of even date herewith.

         1.      MANDATORY BUYBACK OF ACQUIRED STOCK.

         1.1 Mandatory Buyback of Acquired Stock. In the event that (a) the Asset Purchase Agreement between Community Pacific Broadcasting Company L.P. and Community Acquisition Company, Inc. dated December 26, 1996, as such may be amended (the "Asset Purchase Agreement"), is terminated for any reason by any party or (b) the Closing (as such term is defined in the Asset Purchase Agreement) does not occur on or before November 10, 1997 (unless such date is otherwise extended by the mutual agreement of parties hereto), Benjamin agrees to sell and Capstar agrees to purchase the Acquired Stock (x) on the fifth business day from the date of the occurrence of the event described in (a) or
(y) on the date of the occurrence of the event described in (b) above (the "Closing Date"). In the event that the parties hereto agree to extend the November 10, 1997 date provided in clause (b) above, then the parties shall also amend the Promissory Note (as hereinafter defined) as may be necessary to reflect such extended date.

         1.2. Purchase Price. The purchase price of the Acquired Stock shall be (a) the release and forgiveness of the obligations evidenced by that certain promissory note of even date herewith
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executed by Benjamin and payable to Capstar in the principal sum of $396,363.64
(the "Promissory Note") and (b) the payment to Benjamin of $3,636.36..

         1.3 Closing. The closing will take place on the Closing Date at the offices of Capstar in Dallas, Texas. At the closing, (a) Benjamin will duly endorse the certificate(s) evidencing all of the Acquired Stock for transfer to Capstar (or, if applicable, its assignee) and (b) Capstar will deliver the Promissory Note to Benjamin marked "canceled" and will tender payment of the cash portion of the purchase price in immediately available funds. At the closing, Benjamin will be deemed to represent and warrant to Capstar (or, if applicable, its assignee) that the transferred Acquired Stock is owned by Benjamin free and clear of all liens, adverse claims and other encumbrances other then as provided in (i) that certain Stockholders Agreement dated November 26, 1996, as amended (the "Stockholders Agreement"), to which Benjamin is a party and (ii) that certain Stock Pledge, Security Agreement and Power of Attorney of even date herewith between Benjamin and Capstar. Benjamin agrees to promptly perform, whether before or after any such closing, such additional act (including without limitation executing and delivering additional documents) as are reasonably required by Capstar to effect more fully the transactions effected by this Section 1.

         2. ASSIGNMENT. The rights of Capstar under this letter agreement may be assigned or transferred in whole or in part by Capstar, without any consent or other action on the part of Benjamin, to any one or more affiliates of Capstar. All references herein to "Capstar" will include without limitation each such assignee or transferee.

         3. PURCHASE OPTION. Capstar and Benjamin mutually agree that the provisions of Article 6 of the Stockholders Agreement shall be held in abeyance until such time as Benjamin becomes a director, officer or employee of Capstar as of the Closing.





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         4.      GOVERNING LAW; JURISDICTION.  THIS LETTER AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THIS STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                                        CAPSTAR BROADCASTING PARTNERS, INC.



                                        By:  /s/ William S. Banowsky, Jr.
                                             -----------------------------------
                                             William S. Banowsky, Jr.
                                             Executive Vice President


Accepted and agreed to in all respects
as of the 20th day of February, 1997


/s/ David J. Benjamin, III
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David J. Benjamin, III